Par Hawaii Refining, LLC
825 Town & Country Lane, Suite 1500 Houston, Texas 77024
June 27th, 2025
Citigroup Energy Inc.
2700 Post Oak Blvd., Suite 400
Houston, TX 77056-5734

Re:     Inventory Intermediation Agreement (as amended, restated, amended and restated, modified, or supplemented and in effect from time to time, the “Intermediation Agreement”), dated as of May 31, 2024, by and between Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), and Citigroup Energy Inc. (“Citi”), a corporation organized under the laws of Delaware (each referred to individually as a “Party” or collectively as the “Parties”).
Reference is made to the Intermediation Agreement as defined above. Capitalized terms used but not defined in this letter agreement (this “Letter Agreement”) have the meanings provided in the Intermediation Agreement.
1.Amendments. Notwithstanding anything in the Intermediation Agreement to the contrary, Citi and Par hereby agree as follows:
1.1.Section 1.1 of the Intermediation Agreement shall be amended by adding the following new definition in alphabetical order:
“LEAP RIN Agreement” means a LEAP Master Agreement for Purchasing and Selling Renewable Identification Numbers Version 2.0, by and between Citi and a Par Entity together with, and as amended by, the related Cover Sheet and all annexes, schedules and written supplements thereto, and all Confirmations thereto.
“Par Entity” means any of the following: PAR PETROLEUM, LLC, PAR PETROLEUM FINANCE CORP., PAR TACOMA, LLC, U.S. OIL & REFINING CO., MCCHORD PIPELINE CO., USOT WA, LLC, PAR HAWAII REFINING, LLC, HERMES CONSOLIDATED, LLC, WYOMING PIPELINE COMPANY LLC, PAR HAWAII, LLC, PAR HAWAII SHARED SERVICES, LLC, PAR MONTANA, LLC, PAR ROCKY MOUNTAIN MIDSTREAM, LLC.
“Par Petroleum ISDA Master Agreement” means that certain 2002 ISDA Master Agreement, by and between Citi and Par Petroleum LLC together with the Schedule and all annexes, schedules and written supplements thereto, and all Confirmations thereto which has been executed solely for the purpose of facilitating Transactions in Washington Carbon Allowances.
“Washington Carbon Allowances” means physically delivered greenhouse gas emissions allowances where each is an allowance issued by the Washington Department of Ecology representing one metric ton of CO2 equivalent under Chapter 173-446 WAC of the Climate Commitment Act and its associated regulations, rules and amendments, all together known as the “Washington Cap and Invest Program”.

1.2.The Intermediation Agreement shall be amended by replacing sub-clause (a) in Section 3.3 with the following:
“(a) On any day during the Term, if the amount equal to the sum of (i) Inventory Value plus (ii) the aggregate amount, if any, that would be payable to Citi by the Par Entities pursuant to Section 9.2 of each LEAP RIN Agreement if all Transactions thereunder were being terminated as of such day (after taking into account any amounts payable to the Par Entities by Citi under each LEAP RIN Agreement) plus (iii) the amount, if any, that would be payable to Citi by Par Petroleum LLC pursuant to Section 6(e) of the Par Petroleum ISDA Master Agreement if all Transactions thereunder were being terminated as of such day, after taking into account any amounts payable to Par Petroleum LLC by Citi under the Par Petroleum ISDA Master Agreement (the sum of (i), (ii) and (iii) being the “Aggregate Funding Amount”) exceeds USD 450,000,000 (the “Maximum Inventory Value”), Citi agrees to promptly notify the Company (a “Section 3.3 Notice”) of the amount by which the Aggregate Funding Amount for such day exceeds the Maximum Inventory Value (such excess amount for such day, the “Section 3.3 Amount”); provided that, upon the Company’s request, Citi shall use good faith efforts to consider a temporary increase to the Maximum Inventory Value to an amount reasonably requested by the Company. Following a Section 3.3 Notice, the Company shall Transfer one or more Letters of Credit (each, a “Section 3.3 Letter of Credit”) or Cash having an aggregate Value at least equal to the Section 3.3 Amount (each individually and taken together, the “Section 3.3 Credit Support”) to Citi not later than the close of business on the second Business Day thereafter.”
1.3.The Intermediation Agreement shall be amended by deleting sub-clause (c) in Section 3.3 in its entirety
1.4.Section 1.1 of the Intermediation Agreement shall be amended by deleting the definition of “Excess Value”.
2.Rights and Obligations under the Intermediation Agreement. As supplemented and amended hereby, the Intermediation Agreement and all other Transaction Documents are in full force and effect. This Letter Agreement shall in no way limit or diminish the rights and obligations of the Parties under the Intermediation Agreement.
3.Miscellaneous.
3.1.THIS LETTER AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER STATE.
3.2.EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF NEW YORK, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN ARTICLE 28 OF THE INTERMEDIATION AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

3.3.EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS LETTER AGREEMENT.
3.4.If any section or provision of this Letter Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Letter Agreement and the remaining portions of this Letter Agreement shall remain in full force and effect.
3.5.The terms of this Letter Agreement constitute the entire agreement between the Parties with respect to the matters set forth in this Letter Agreement, and no representations or warranties shall be implied or provisions added in the absence of a written agreement to such effect between the Parties. This Letter Agreement shall not be modified or changed except by written instrument executed by the Parties' duly authorized representatives.
3.6.No promise, representation or inducement has been made by either Party that is not embodied in this Letter Agreement, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.
3.7.Time is of the essence with respect to all aspects of each Party's performance of any obligations under this Letter Agreement.
3.8.Nothing expressed or implied in this Letter Agreement is intended to create any rights, obligations or benefits under this Letter Agreement in any person other than the Parties and their successors and permitted assigns.
3.9.All audit rights, payment, confidentiality and indemnification obligations and obligations under this Letter Agreement shall survive the expiration or termination of this Letter Agreement.
3.10.This Letter Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.
3.11.All transactions hereunder are entered into in reliance on the fact this Letter Agreement and all such transactions constitute a single integrated agreement between the parties, and the parties would not have otherwise entered into any other transactions hereunder.
3.12.The parties agree that this Letter Agreement is a Transaction Document under the Intermediation Agreement.
[signature page follows]

Yours faithfully,

PAR HAWAII REFINING, LLC

By: /s/ Shawn Flores
Name: Shawn Flores
Title: Chief Financial Officer

Accepted and agreed:
CITIGROUP ENERGY INC.

By: /s/ Christopher Lombardo
Name: Christopher Lombardo
Title: Managing Director

[signature page to Side Letter]